As filed with the Securities and Exchange Commission on June 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Connect Biopharma Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130, USA

(Address of Principal Executive Offices and Zip Code)

Connect Biopharma Holdings Limited 2021 Stock Incentive Plan

Connect Biopharma Holdings Limited 2024 Employment Inducement Incentive Award Plan

(Full Title of the Plans)

Barry D. Quart, Pharm.D.

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130, USA

(Name and Address of Agent for Service)

(858) 727-1040

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael E. Sullivan, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Jeff Cohn, Esq.

General Counsel and Corporate Secretary

Connect Biopharma Holdings Limited

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130, USA

(858) 727-1040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of (i) an additional 7,000,000 ordinary shares, par value $0.000174 per share (“Ordinary Shares”), of Connect Biopharma Holdings Limited (the “Registrant”) that are issuable under the Connect Biopharma Holdings Limited 2021 Stock Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of Ordinary Shares issuable thereunder, and (ii) 4,500,000 Ordinary Shares that are issuable under the Connect Biopharma Holdings Limited 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan” and, together with the 2021 Plan, the “Plans”). The securities to be registered hereby may be represented by American Depositary Shares (“ADSs”) of the Registrant. Each ADS represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-254215). In accordance with General Instruction E to Form S-8, the contents of the prior registration statements on Form S-8, (i) File No. 333-266006, filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2022, and (ii) File No. 333-254524, filed with the Commission on March 19, 2021, in each case previously filed with respect to the 2021 Plan, are hereby incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025 (the “Form 10-K”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 15, 2025;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 1, 2025, May 13, 2025, and May 14, 2025; and

(d)	The Registrant’s description of its Ordinary Shares filed as Exhibit 4.5 to the Registrant’s Form 10-K, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain Reports on Forms 8-K or 6-K furnished by the Registrant to the Commission (which indicate that they are incorporated herein by reference) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s fifth amended and restated memorandum and articles of association, as amended from time to time (the “Charter”), provides that the Registrant shall indemnify its officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, the Registrant has entered into indemnification agreements with its directors and specific executive officers that provide such persons with additional indemnification beyond that provided in the Charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit Reference	Filing Date	Filed or Furnished Herewith

4.1	Fifth Amended and Restated Memorandum of Association of Connect Biopharma Holdings Limited	20-F	001-40212	1.1	3/31/2022

4.2	Specimen Certificate for Ordinary Shares	F-1/A	333-253631	4.1	3/12/2021

4.3	Deposit Agreement, among Connect Biopharma Holdings Limited, the depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder	S-8	333-254524	4.3	3/19/2021

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered					Filed

10.1	2021 Stock Incentive Plan	F-1/A	333-253631	10.3	3/12/2021

10.2	2024 Employment Inducement Incentive Award Plan					Filed

23.1	Consent of Independent Registered Public Accounting Firm					Filed

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)					Filed

24.1	Power of Attorney (included on the signature page of this report)					Filed

107	Calculation of Filing Fee Table					Filed

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in the effective registration statement.

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 10, 2025.

CONNECT BIOPHARMA HOLDINGS LIMITED

By:	/s/ Barry D. Quart
Name: Barry D. Quart, Pharm.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry D. Quart, Pharm.D. and Lisa Peraza, CPA and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ BARRY D. QUART Barry D. Quart, Pharm.D.	Chief Executive Officer, Director, and U.S. Authorized Representative of the Registrant (Principal Executive Officer)	June 10, 2025

/s/ LISA PERAZA Lisa Peraza, CPA	Vice President, Finance (Principal Financial and Accounting Officer)	June 10, 2025

/s/ KLEANTHIS G. XANTHOPOULOS Kleanthis G. Xanthopoulos, Ph.D.	Chairman of the Board of Directors	June 10, 2025

/s/ KAN CHEN Kan Chen, Ph.D.	Director	June 10, 2025

/s/ JAMES Z. HUANG James Z. Huang, MBA	Director	June 10, 2025

/s/ JEAN LIU Jean Liu, J.D.	Director	June 10, 2025

/s/ KAREN J. WILSON Karen J. Wilson, CPA	Director	June 10, 2025